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                                                                    Exhibit 23.7

                        [Enskilda Juridik AB Letterhead]

                                                               February 22, 2000

Pharmacia & Upjohn, Inc.,
100 Route 206 North,
Peapack, New Jersey 07977.

Ladies and Gentlemen:

We have acted as Swedish legal counsel to Pharmacia & Upjohn, Inc. in connection with the Registration Statement on Form S-4 of Monsanto Company filed with the Securities and Exchange Commission on February 22, 2000 and hereby confirm to you our opinion set forth under the heading "Material Swedish Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth under such heading.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "Material Swedish Tax Consequences of the Merger" in the Registration Statement and the Proxy Statement/Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,

Enskilda Juridik AB


/s/ Goran Nystrom                                      /s/ Anne Rutberg
___________________                                    ________________
    Goran Nystrom                                          Anne Rutberg